UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 11, 2020

(Date of earliest event reported)

Cinedigm Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

237 West 35th Street, Suite 605, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

212-206-8600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transmission period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CIDM	Nasdaq Global Market

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 8.01 below is incorporated herein by reference. The shares of Cinedigm Corp.’s (the “Company”) Class A Common Stock, par value $0.001 per share (the “Common Stock”), were issued pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On September 11, 2020, holders of two convertible subordinated promissory notes, having an aggregate of $15 million principal amount (the “Notes”) and issued by the Company, converted the Notes in full into an aggregate of 10,000,000 shares of Common Stock at a conversion price of $1.50 per share in accordance with the terms of the Notes. Accordingly, the Notes have been extinguished. The Notes were held by Global Investment SPC-Bison Global No. 1 SP and MingTai Investment LP, both of which are affiliates of Peixin Xu, the Chairman of Bison Capital Holding Company Limited, which is indirectly Cinedigm’s largest stockholder.

On September 11, 2020, the Company issued a press release announcing such conversions, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued on September 11, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CINEDIGM CORP.
Dated: September 14, 2020	By:	/s/ Gary S. Loffredo
Gary S. Loffredo Chief Operating Officer, President of Digital Cinema, General Counsel and Secretary